December 5, 1995




Ronald J. Mario
8108 Coach Street
Potomac, MD  20854

Dear Ron:

         This letter sets forth the substance of our understandings and agreements with respect to your employment relationship with COMSAT Corporation ("COMSAT") as a result of your reassignment to the position of Senior Vice President, Business Development of COMSAT for a specified period of time, your continuation of employment with COMSAT for a further specified period of time thereafter, and your desire to retire from the employment of COMSAT at the end of the latter specified period. Subject to the conditions listed below, you will remain in the employ of COMSAT as described below until July 1, 1998 (the "Retirement Date"). Based on the foregoing and the terms and conditions stated below, COMSAT and you agree as follows:

1. (a) You will serve as Senior Vice President, Business Development of COMSAT through June 30, 1996. The President of COMSAT in his sole discretion may extend your service in this position through December 31, 1996. You will be notified no later than March 31, 1996 whether your service will be extended. During the period you serve as Senior Vice President, Business Development (the "Active Service Period"), you will (i) be responsible for such strategic planning and corporate development tasks for COMSAT as are assigned to you by the President of COMSAT, (ii) serve as the Chairman of the Inmarsat Council and COMSAT's representative on the Board of Governors of ICO Global Communications, Ltd. and (iii) cooperate as requested by the President of COMSAT International Communications ("CIC") (A) in connection with any projects or other matters in which you were involved in your prior position as President of COMSAT Mobile Communications ("CMC") and (B) in the transition of CMC to CIC.

    (b) From the end of the Active Service Period until the Retirement Date (the "Continuation Period"), you will continue to remain on the payroll of COMSAT. You will voluntarily retire from and terminate your employment with COMSAT on the Retirement Date.


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Ronald J. Mario
December 5, 1995
Page 2



    (c) During the Active Service Period and the Continuation Period, COMSAT will continue to pay you your salary at your current rate of compensation and, except as otherwise provided in this Agreement, will provide you with all benefits that are provided to COMSAT employees, including, but not limited to, the Retirement Plan, the SERP, the Directors and Executives Deferred Compensation Plan, the Savings and Profit-Sharing Plan, the Employee Stock Purchase Plan, the Split Dollar Insurance Plan, the Flexible Benefits Program and financial counseling. In addition, you will be entitled to receive stock-based awards under the Key Employee Stock Plan with respect to 1995 and a cash bonus under the Annual Incentive Plan with respect to both 1995 and the period in 1996 during which you continue to serve as Senior Vice President, Business Development, such cash bonuses to be payable in January 1996 and January 1997, respectively. The 1995 bonus will be at the same target level as was in effect for your prior position as President of CMC. The 1996 bonus will be at the appropriate target level for a COMSAT corporate staff Vice President, as reduced by fifty percent (50%) if the Active Service Period ends on June 30, 1996. However, except as provided above in this paragraph 1(c), during the Active Service Period and the Continuation Period, you will not be eligible for salary increases of any nature, cash or stock-based bonuses or awards of any nature, or educational assistance, any or all of which may be available to other COMSAT employees. Except as otherwise provided in this Agreement, for all purposes of COMSAT service credit, your last date of employment will be the Retirement Date.

    (d) During the Continuation Period, you will be free at all times to seek, take on and perform other business and employment opportunities and responsibilities outside COMSAT, whether or not for compensation, without limitation and without any effect on the obligations of COMSAT to you under this Agreement, subject only to the express terms and conditions of this Agreement.


2. In consideration of COMSAT's agreement to enter into this Agreement and in return for your receipt of the benefits thereof, you agree to the general release and covenant not to sue contained in this paragraph 2 and the other provisions of this Agreement. It is understood, however, that this release shall not waive any claim for benefits or any rights to which you are or may be entitled under this Agreement, your employment by COMSAT from the date of this Agreement until the Retirement Date in accordance with this Agreement, the COMSAT Retirement Plan, the Insurance and Retirement Plan for Executives, or any other payments or other benefits to which you are entitled, or will become entitled after your termination from COMSAT, pursuant to


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Ronald J. Mario
December 5, 1995
Page 3


the specific terms of any other COMSAT employee benefit plans in which you are a participant.

    (a) You, on behalf of yourself and your heirs, executors, administrators, successors and assigns, agree to release, discharge and covenant not to sue COMSAT, its affiliated companies and its and their predecessors, successors, assigns, shareholders, directors, officers, employees, administrators, fiduciaries and agents, in their individual and representative capacities (hereinafter referred to collectively as "COMSAT") with respect to all claims, charges, causes of action, liabilities, suits, debts and demands, of any kind or nature, which you had, have or may have against COMSAT up to the effective date of this Agreement (collectively "Waived Claims"), including, without limitation,
(i) any claims relating to your employment with COMSAT; (ii) any claims relating to the termination of your employment pursuant to the terms of this Agreement, including but not limited to your agreement to retire and terminate employment effective on the Retirement Date, under the arrangement as set forth herein; (iii) any claims relating to the terms, conditions and benefits associated with such employment or your retirement and termination from employment; (iv) any claims under any local, state or federal antidiscrimination law, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, and the Fair Labor Standards Act; (v) any claims at common law, including, without limitation, claims for breach of an express or implied contract, or wrongful discharge; or (vi) any other claims, statutory or otherwise.

    (b) You agree not to encourage, initiate or participate in or assist in any way in any individual or class action lawsuit or administrative, arbitral or other proceeding against COMSAT with respect to any Waived Claims in any forum on behalf of yourself or others, unless compelled to do so by legal process or court order. You further agree to waive any remedy or recovery in any action which may be brought on your behalf by any governmental agency or other person with respect to any Waived Claims.

3. Except to the extent provided herein, you release and waive any and all rights or claims you may have to reemployment with COMSAT or any of its affiliated companies after the Retirement Date, and agree that you will not apply for employment with COMSAT or any of its affiliated companies after such date. You further understand and agree that your employment status with COMSAT during the Active Service Period and the Continuation Period and the salary and benefits provided are conditioned upon


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Ronald J. Mario
December 5, 1995
Page 4


the following and that if you breach any of the following during such periods, your employment with COMSAT will immediately terminate:

    (a) You will not criticize, disparage, slander, defame, impugn or make any statement to third parties orally or in writing, or take, or omit to take, any other actions that will damage or harm COMSAT or any of its subsidiaries or affiliates, or their respective officers and directors, or the reputations of any of them.

    (b) Without the prior written approval of the Vice President, Human Resources and Organization Development of COMSAT (the "VP of HR"), you may not accept or enter into any employment or direct or indirect consulting arrangement during the Active Service Period and the Continuation Period (i) with any competitor of COMSAT, including, but not limited to, AT&T, MCI, Motorola/Iridium, Sprint, AMSC, IDB, Seven Seas, Cruisephone and Rydex, provided that the VP of HR in his discretion may approve your employment or consulting arrangement with a subsidiary, division or other organizational unit of a competitor of COMSAT as long as such subsidiary, division or other unit does not itself compete with COMSAT, or (ii) which violates or is otherwise prohibited by the Conflicts of Interest or Confidentiality policies of COMSAT, including the Standard Invention and Information Agreement you signed regarding nondisclosure of corporate proprietary information.

4. This Agreement is strictly confidential. You agree, that, except as agreed upon in writing by COMSAT, you will not communicate, publish or disclose, in any manner, the terms, nature or scope of this Agreement to any person except: (a) as may be required by law; (b) to your attorneys, accountants, financial counselors, or tax consultants; or (c) to members of your immediate family. In the event that information described in this Agreement is revealed to your attorneys, accountants, financial counselors, tax consultants or immediate family as permitted herein, such person(s) shall be advised of this non- disclosure covenant and be instructed that they are bound not to publish, disclose, or otherwise disseminate such information in the same way you are bound and that you are responsible for any unauthorized disclosure by such recipient.

5. Because of the nature of the terms of this Agreement, and the general release and covenant not to sue contained herein, by agreeing to this Agreement you acknowledge that you have been advised, in writing, by COMSAT to consult with an attorney prior to executing this Agreement, that you have had an opportunity to do so and that you understand the nature, terms and effects of


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Ronald J. Mario
December 5, 1995
Page 5


this Agreement, and the general release and covenant not to sue. You further acknowledge that COMSAT has not made any representations to you, or your agents or successors and assigns, concerning this Agreement, or the general release and covenant not to sue, other than those contained herein. In addition, you acknowledge that you have been informed that you have the right to consider and review this Agreement for a period of at least twenty-one (21) days, and that you have the right to revoke this Agreement for a period of seven (7) days following its execution, and that this Agreement shall not become effective or enforceable until such seven (7) day period has expired.

6. Finally, you agree and acknowledge that this Agreement, and the general release and covenant not to sue contained herein, shall not operate or be construed as an admission by COMSAT of any violation of any local, state or federal statute or regulation or of any duty at common law or otherwise owed to you, your successors or assigns.

7. The terms of this Agreement have been reviewed by the Committee on Compensation and Management Development (the "Committee") of the COMSAT Board of Directors (the "Board"). The Committee has agreed to recommend to the Board, at the end of the Active Service Period, that the Board approve your early retirement under the Insurance and Retirement Plan for Executives (the "SERP") on the Retirement Date, with SERP retirement benefits beginning on that date subject to actuarial reduction as provided in the plan. Attached as Exhibit A to this Agreement is a copy of the Committee's report of its meeting on November 16, 1995 reflecting such action.

8. This Agreement shall inure to the benefit of, and is binding upon, COMSAT and you and our respective heirs, executors, administrators, successors, representatives and assigns.

9. This Agreement may not be modified or amended except in writing signed by the parties.

10. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to conflicts of laws principles thereof.




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Ronald J. Mario
December 5, 1995
Page 6


    If you agree to the foregoing, please sign both originals of this Agreement in the space provided below and return one original to the undersigned.

                                       COMSAT Corporation



                                       /s/ Steve Bell
                                  By:  Steve Bell, Vice President
                                       Human Resources and
                                       Organization Development


Agreed and Acknowledged:



/s/ Ronald J. Mario
Ronald J. Mario



December 6, 1995
Date


Enclosure:  Duplicate Original

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